Exhibit 99.1

Contacts:	Samantha Moore	Stephanie Moser
	Public Relations	Investor Relations
	650-385-5259	650-385-5261
	smoore@informatica.com	smoser@informatica.com

INFORMATICA REPORTS RECORD FIRST QUARTER REVENUES OF $58.4 MILLION

Achieves Net Income Growth of 128%

REDWOOD CITY, Calif., April 21, 2005 — Informatica Corporation (NASDAQ: INFA), a leading provider of enterprise data integration software, today announced financial results for the first quarter ended March 31, 2005.

     Revenues for the first quarter of 2005 were $58.4 million, up from the $54.2 million recorded in the first quarter of 2004. Net income for the first quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $4.3 million or $0.05 per diluted share, compared with net income of $1.9 million or $0.02 per diluted share in the first quarter of 2004. Pro forma net income for the first quarter of 2005 was $6.4 million or $0.07 per diluted share, up from $3.2 million or $0.04 per diluted share in the first quarter of 2004. Pro forma operating results discussed in this press release exclude charges related to the facilities restructurings and the amortization of acquired technology, intangible assets and stock-based compensation. A reconciliation of pro forma operating results and GAAP results is included in the financial statements attached below.

     “The sustained record results reflect well on the improvements we implemented over the last three quarters,” said Sohaib Abbasi, president and CEO of Informatica. “Guided by our focused strategy, we delivered the most unified, open and comprehensive data integration product, PowerCenter Advanced Edition. Our innovative product roadmap extends our technology leadership by best addressing the current and emerging requirements of our customers.”

     Significant milestones achieved in the first quarter of 2005 include:

•	Signed repeat business with 132 customers. Customers continue to derive significant value from their selection of Informatica solutions. Repeat customers included ABN AMRO Bank, Campbell Soup Company, Circuit City, Cisco, KPN Telecom, FedEx, Forest Pharmaceuticals, General Electric, MetLife, Michelin, New York Times, Ohio Department of Education, and Procter & Gamble.

•	Signed 44 new customers. Informatica increased its customer base this quarter to 2,216 companies. New customers included Cancer Care Ontario, the New York Police Department, Samsung Electronics, the School Board of Miami-Dade County, Taylor Corp., and TxB Transaktionsbank.

•	Unveiled strategic technology roadmap. Informatica outlined its long-term plan for delivering the broadest array of enterprise data integration capabilities for companies’ data-centric initiatives within one platform. Informatica’s product strategy is scheduled to be delivered in three major releases over the next two years, the first of which was delivered with the launch of PowerCenter Advanced Edition.

•	Introduced PowerCenter Advanced Edition. Re-defining the requirements for enterprise data integration, Informatica introduced a new edition that combines PowerCenter data integration software with metadata-analysis capabilities, data-ready reporting functionality and key deployment-flexibility options — all on one platform and installable in under one hour. Delivering the industry’s most comprehensive set of data integration capabilities, PowerCenter Advanced Edition can help accelerate customers’ time-to-value and address a broadening range of complex data integration projects.

•	Launched PowerCenter for Mainframe. To help companies better leverage growing amounts of corporate data residing on IBM mainframe systems, Informatica introduced PowerCenter for Mainframe. A new release of the market-leading PowerCenter data integration platform, PowerCenter for Mainframe provides a high-performance platform for improving reliability, reducing costs of data integration on the IBM mainframe.

•	Added EII capabilities to the PowerCenter platform. Through a development and OEM agreement with Composite Software, Informatica can immediately offer its customers the Composite Information Server as a complement to the Informatica PowerCenter data integration platform. Using the PowerCenter platform, customers can now directly access data “on the fly” from their transactional systems which, when combined with historical data already residing in their data warehouses, will provide them with a more comprehensive view of their business and help enable a faster response to changing market conditions.

•	Appointed head of worldwide sales. A seasoned industry veteran with a strong track record for leading high-growth, global sales organizations, Paul J. Hoffman joined Informatica as executive vice president of worldwide sales. Hoffman is responsible for building the global sales and alliances organization across the Americas, EMEA, Asia-Pacific and Japan.

     To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Informatica uses pro forma measures of net income and net income per share. These measures are adjusted to exclude certain charges and expenses discussed above and in the attached supplemental consolidated statements of operations, which the company believes are appropriate to enhance an overall understanding of its historical financial performance. These adjustments to the company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the company’s underlying operational results, trends and marketplace performance. Informatica believes that the inclusion of these pro forma financial measures provides consistency and comparability with its historical reports of financial results, as well as comparability to similar companies in the company’s industry, many of which present similar pro forma financial measures to investors. In addition, these pro forma results are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles in the United States.

Informatica will be discussing its first quarter 2005 results on a conference call today beginning at 2:00 p.m. PDT. A live Webcast of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 888-286-8010, reservation number 62971384.

About Informatica

     Informatica Corporation (NASDAQ: INFA) is a leading provider of enterprise data integration software. Using Informatica products, companies can access, integrate, migrate and consolidate enterprise data across systems, processes and people to reduce complexity, ensure consistency and empower the business. More than 2,200 companies worldwide rely on

Informatica for their end-to-end enterprise data integration needs. For more information, call 650-385-5000 (1-800-970-1179 in the U.S.), or visit www.informatica.com.

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Note: Informatica and PowerCenter are registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners. This document is intended for informational purposes only and cannot be incorporated into any contract.

INFORMATICA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Three Months Ended
	March 31, 2005			March 31, 2004
	GAAP	Adjustments*	Pro Forma	GAAP	Adjustments*	Pro Forma
Revenues:
License	$24,956	$—	$24,956	$24,918	$—	$24,918
Service	33,435	—	33,435	29,255	—	29,255

Total revenues	58,391	—	58,391	54,173	—	54,173
Cost of revenues:
License	710	—	710	1,101	—	1,101
Service	10,481	(12)	10,469	10,083	(12)	10,071
Amortization of acquired technology	236	(236)	—	574	(574)	—

Total cost of revenues	11,427	(248)	11,179	11,758	(586)	11,172

Gross profit	46,964	248	47,212	42,415	586	43,001
Operating expenses:
Research and development	10,247	(176)	10,071	13,302	(397)	12,905
Sales and marketing	25,358	(49)	25,309	22,552	(250)	22,302
General and administrative	5,106	(1)	5,105	4,957	21	4,978
Amortization of intangible assets	47	(47)	—	55	(55)	—
Facilities restructuring charges	1,558	(1,558)	—	—	—	—

Total operating expenses	42,316	(1,831)	40,485	40,866	(681)	40,185

Income from operations	4,648	2,079	6,727	1,549	1,267	2,816
Interest income and other, net	1,033	—	1,033	689	—	689

Income before income taxes	5,681	2,079	7,760	2,238	1,267	3,505
Income tax provision	1,372	—	1,372	347	—	347

Net income	$4,309	$2,079	$6,388	$1,891	$1,267	$3,158

Net income per share:
Basic and diluted	$0.05		$0.07	$0.02		$0.04

Weighted shares used to compute net income per share:
Basic	86,886		86,886	84,811		84,811

Diluted	89,284		89,284	89,752		89,752

*	The following table summarizes the pro forma adjustments for the respective periods presented:

	Three Months Ended
	March 31,
	2005	2004
Net income, GAAP:	$4,309	$1,891
Amortization of acquired technology	236	574
Amortization of intangible assets	47	55
Amortization of stock-based compensation	238	638
Facilities restructuring charges	1,558	—

Net income, pro forma:	$6,388	$3,158

INFORMATICA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$105,788	$88,941
Short-term investments	141,135	152,160
Accounts receivable, net	26,526	42,535
Prepaid expenses and other current assets	9,205	7,837

Total current assets	282,654	291,473
Restricted cash	12,166	12,166
Property and equipment, net	23,655	20,063
Goodwill and intangible assets, net	87,190	85,125
Other assets	946	941

Total assets	$406,611	$409,768

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other current liabilities	$34,737	$41,880
Deferred revenue	65,733	62,443
Accrued facilities restructuring charges	19,252	20,080
Accrued merger costs	306	209

Total current liabilities	120,028	124,612
Accrued facilities restructuring charges, less current portion	86,319	89,171
Accrued merger costs, less current portion	147	263
Stockholders’ equity	200,117	195,722

Total liabilities and stockholders’ equity	$406,611	$409,768

INFORMATICA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2005	2004
Operating activities
Net income	$4,309	$1,891
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,221	2,731
Provision for doubtful accounts and accounts receivable reserve	(29)	(207)
Amortization of stock-based compensation	238	1,008
Amortization of acquired technology and other intangible assets	283	629
Non-cash facilities restructuring charges	39	—
Loss on disposal of property and equipment	—	2
Changes in operating assets and liabilities:
Accounts receivable	16,038	8,349
Prepaid expenses and other current assets	(3,873)	(4,011)
Accounts payable and other current liabilities	(7,211)	(8,545)
Accrued facilities restructuring charges	(3,680)	(1,089)
Accrued merger costs	(19)	(93)
Deferred revenue	3,290	3,418

Net cash provided by operating activities	11,606	4,083

Investing activities
Purchases of property and equipment, net	(5,916)	(846)
Purchases of investments	(31,489)	(51,390)
Sales and maturities of investments	42,250	41,667

Net cash provided by (used in) investing activities	4,845	(10,569)

Financing activities
Proceeds from issuance of common stock	6,218	5,131
Repurchase and retirement of common stock	(5,270)	—

Net cash provided by financing activities	948	5,131

Effect of foreign currency translation	(552)	(195)
Increase (decrease) in cash and cash equivalents	16,847	(1,550)
Cash and cash equivalents at beginning of period	88,941	82,903

Cash and cash equivalents at end of period	$105,788	$81,353